UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 29, 2008

SUNGARD® DATA SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 EAST SWEDESFORD ROAD, WAYNE, PENNSYLVANIA	19087
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Receivables Facility—Amendment Agreement

The lenders under the Company’s insured receivables credit agreement, dated as of August 11, 2005, as amended (the “Receivables Facility”), are beneficiaries of a financial guaranty insurance policy issued by Financial Guaranty Insurance Company (“FGIC”). The provisions of the policy permit the lenders to terminate the policy at any time if FGIC has a long term debt rating from either S&P or Moody’s that is below BBB+ or Baa1. FGIC’s ratings are currently below such thresholds. If the lenders were to elect to terminate the policy in circumstances where the Company was unable to provide a replacement policy acceptable to the lenders, the loans under the Receivables Facility would amortize from receivables collections until paid in full and the Receivables Facility would terminate upon such payment in full.

On July 31, 2008, SunGard Funding LLC and SunGard Financing LLC entered into an agreement and amendment (the “Amendment Agreement”) with FGIC, JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Deutsche Bank AG. In the Amendment Agreement, the lenders agreed to not exercise their option to cancel the FGIC policy for a standstill period that would end 14 days after the lenders received a satisfactory audit of the Company’s receivables but in no event earlier than September 29, 2008 and later than October 29, 2008.

On October 29, 2008 SunGard Funding LLC and SunGard Financing LLC entered into an agreement and amendment (the “Second Amendment Agreement”) with FGIC, JPMorgan Chase Bank, N.A., Citicorp North America, Inc., Deutsche Bank AG, New York Branch, Falcon Asset Securitization LLC, Charta, LLC and Nantucket Funding Corp., LLC. In the Second Amendment Agreement, the lenders extended their agreement to not exercise their option to cancel the FGIC policy for a standstill period (the “Extended Standstill Period”) that will end on December 19, 2008. In the Second Amendment Agreement, the parties also agreed to (a) during the Extended Standstill Period, negotiate in good faith a restructuring of the Receivables Facility and (b) amend the scheduled early amortization date of the Receivables Facility from August 11, 2011 to December 19, 2008. If a restructuring of the Receivables Facility is not agreed upon by the end of the Extended Standstill Period, the loans under the Receivables Facility will amortize from receivables collections until paid in full and the Receivables Facility will terminate upon such payment in full. Also, on October 29, 2008, pursuant to the terms of the Amendment Agreement, the aggregate limit on the amount of the Receivables Facility was stepped down from a maximum of $450 million to $200 million.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which was filed in an 8-K on August 6, 2008 as Exhibit 10.3. The foregoing description of the Second Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Agreement and Amendment, dated as of October 29, 2008, among SunGard Funding LLC, SunGard Financing LLC, Financial Guaranty Insurance Company, JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Deutsche Bank AG, New York Branch, Falcon Asset Securitization LLC, Charta, LLC and Nantucket Funding Corp., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: November 3, 2008	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President-Legal and
General Counsel

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description
10.1	Second Agreement and Amendment, dated as of October 29, among SunGard Funding LLC, SunGard Financing LLC, Financial Guaranty Insurance Company, JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Deutsche Bank AG, New York Branch, Falcon Asset Securitization LLC, Charta, LLC and Nantucket Funding Corp., LLC